UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition of Disposition of Assets.

On December 23, 2010, Shanxi Puda Coal Group Co., Ltd. (“Shanxi Coal”), a 90% subsidiary of Puda Coal, Inc. (the “Company”) satisfied the conditions precedent and closed a mining right and mining assets transfer agreement dated October 20, 2010 (the “Xuhutuo Agreement”) with Pinglu County Sanmenzhen Xuhutuo Coal Mine Ltd. (“Xuhutuo Coal”), pursuant to which Shanxi Coal purchased from Xuhutuo Coal all its tangible assets and coal mining rights with respect to coal mining enterprises located in Pinglu County, Shanxi Province. As consideration, Shanxi Coal agrees to pay Xuhutuo Coal an aggregate purchase price of RMB 125,000,000 (approximately $18.77 million) in cash, of which RMB 20,660,000 (approximately $3.10 million) is for the tangible assets and RMB 104,340,000 (approximately $15.67 million) is for the mining rights of and compensation to Xuhutuo Coal. A copy of the Xuhutuo Agreement is filed as Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed October 25, 2010, and is incorporated herein in its entirety. The description of the terms and conditions of the Xuhutuo Agreement described herein is modified and supplemented by such reference.

Under the Xuhutuo Agreement, Shanxi Coal paid 50% of the purchase price on October 20, 2010 and 40% of the purchase price on December 23, 2010 after assets transfer was completed and the mining permits and property deeds were transferred. Shanxi Coal will pay the remaining 10% of the purchase price six months after the mining permits and property deeds were transferred.

On December 23, 2010, Shanxi Coal satisfied the conditions precedent and closed a mining right and mining assets transfer agreement dated October 20, 2010 (the “Daqi Agreement”) with Pinglu County Daqi Coal Mine Ltd. (“Daqi Coal”), pursuant to which Shanxi Coal purchased from Daqi Coal all its tangible assets and coal mining rights with respect to coal mining enterprises located in Pinglu County, Shanxi Province. As consideration, Shanxi Coal agrees to pay Daqi Coal an aggregate purchase price of RMB 66,200,000 (approximately $9.94 million) in cash, of which RMB 8,348,300 (approximately $1.25 million) is for the tangible assets and RMB 57,851,700 (approximately $8.69 million) is for the mining rights of and compensation to Daqi Coal. A copy of the Daqi Agreement is filed as Exhibit No. 10.2 to the Company’s Current Report on Form 8-K filed October 25, 2010, and is incorporated herein in its entirety. The description of the terms and conditions of the Daqi Agreement described herein is modified and supplemented by such reference.

Under the Daqi Agreement, Shanxi Coal paid 50% of the purchase price on October 20, 2010 and 40% of the purchase price on December 23, 2010 after the assets transfer was completed and the mining permits and property deeds were transferred.  Shanxi Coal will pay the remaining 10% of the purchase price six months after the mining permits and property deeds were transferred.

On December 24, 2010, Shanxi Coal satisfied the conditions precedent and closed a mining right and mining assets transfer agreement dated October 28, 2010 (the “Donggou Agreement”) with Pinglu County Donggou Coal Mine (“Donggou Coal”), pursuant to which Shanxi Coal purchased from Donggou Coal all its tangible assets and mining coal rights with respect to certain coal mining enterprises located in Pinglu County, Shanxi Province. As consideration, Shanxi Coal agrees to Donggou Coal an aggregate purchase price of RMB 77,500,000 (approximately $11.59 million) in cash, of which RMB 9,130,000 (approximately $1.37 million) is for the tangible assets and RMB 68,370,000 (approximately $10.22 million) is for the mining rights of and compensation to Donggou Coal. A copy of the Donggou Agreement is filed as Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed November 3, 2010, and is incorporated herein in its entirety. The description of the terms and conditions of the Donggou Agreement described herein is modified and supplemented by such reference.

Under the Donggou Agreement, Shanxi Coal paid 50% of the purchase price to Donggou Coal on October 28, 2010 and 40% of the purchase price on December 24, 2010 after the assets transfer was completed and the mining permits and property deeds were transferred, Shanxi Coal will pay the remaining 10% of the purchase price six months after the mining permits and property deeds were transferred.

On December 24, 2010, Shanxi Coal satisfied the conditions precedent and closed a mining right and mining assets transfer agreement dated October 28, 2010 (the “Renling Agreement,” and together with the Donggou Agreement, the Xuhutuo Agreement and the Daqi Agreement, the “Agreements”) with Shanxi Pinglu Renling Coal Industry Ltd. (“Renling Coal”), pursuant to which Shanxi Coal purchased from Renling Coal all its tangible assets and coal mining rights with respect to certain coal mining enterprises located in Pinglu County, Shanxi Province. As consideration, Shanxi Coal agrees to pay Renling Coal an aggregate purchase price of RMB 205,000,000 (approximately $30.65 million) in cash, of which RMB 38,830,000 (approximately $5.80 million) is for the tangible assets and RMB 166,170,000 (approximately $24.85 million) is for the mining rights of and compensation to Renling Coal. A copy of the Renling Agreement is filed as Exhibit No. 10.2 to the Company’s Current Report on Form 8-K filed November 3, 2010, and is incorporated herein in its entirety. The description of the terms and conditions of the Renling Agreement described herein is modified and supplemented by such reference.

Under the Renling Agreement, Shanxi Coal paid 50% of the purchase price to Renling Coal on October 28, 2010 and 40% of the purchase price on December 24, 2010 after the assets transfer was completed and the mining permits and property deeds were transferred. Shanxi Coal will pay the remaining 10% of the purchase price six months after the mining permits and property deeds were transferred.

Xuhutuo Coal, Daqi Coal, Donggou Coal and Renling Coal have sold their coal mine assets and coal mining rights to Shanxi Coal as a result of the Chinese government’s requirement to close, consolidate and restructure smaller coal mines and the government’s approval of the Company as one of the few coal mine consolidators that has the capacity to acquire and consolidate such coal mines. Xuhutuo Coal, Daqi Coal, Donggou Coal and Renling Coal are closing their coal mine operations and are in the liquidating process. Shanxi Coal merely acquired the tangible assets and coal mining rights of them in their liquidation process; Shanxi Coal did not acquire or assume any businesses, customers, vendors, business partners, contracts, employees or goodwill from the sellers, nor did Shanxi Coal assume any indebtedness or liabilities from them. Pursuant to the Agreements, Xuhutuo Coal, Daqi Coal, Donggou Coal and Renling Coal are responsible for canceling or terminating their respective employment contracts (or employment relationships) with their staff, paying all unpaid wage, premium and welfare expenses, and bearing all the expenses caused by the cancellation or termination of the employment contracts.

As previously disclosed in the Company’s current report on Form 8-K filed August 5, 2010, on August 1, 2010, Shanxi Coal entered into an investment cooperation agreement with Ming Zhao, Chairman of the Company’s Board and its principal stockholder, and Jianping Gao, an individual unrelated to the Company (the “Investment Cooperation Agreement”). Pursuant to the agreement, the parties will purchase, consolidate and re-develop six additional coal mines in Pinglu County, Shanxi Province, including the four coal mines described above. Shanxi Coal, Mr. Zhao and Mr. Gao will contribute 40%, 30% and 30%, respectively, of the total investment needed for the project.  Shanxi Coal will be the project manager; in addition, each of Mr. Zhao and Mr. Gao has agreed to transfer 5.5% of his respective voting rights in the project companies, which will hold the coal mines after they are acquired, to Shanxi Coal to enable Shanxi Coal to exercise full operating and management control of the project companies. The parties will share the profits based upon the above investment contribution percentages and bear the risks and losses in connection with the project which will be limited by the amount of investment contributed by each party.  The parties further agree that, once the coal mines to be acquired and consolidated under the project are operational, to the extent permitted by the Chinese law, at least 80% of the audited annual net profits of the project companies established after the coal mine acquisition will be distributed to the parties at a ratio that is proportionate to their respective investment.  Shanxi Coal is entitled to purchase the equity interest of Mr. Zhao and/or Mr. Gao in the project companies at Shanxi Coal’s sole discretion at a price determined by an independent professional appraiser.

A new project company named Shanxi Pinglu Dajinhe Jinmen Coal Industry Ltd. holds the assets and mining rights of the Xuhutuo and Daqi coal mines and a new project company named Shanxi Pinglu Dajinhe Jinyi Coal Industry Ltd. holds the assets and mining rights of the Renling and Donggou coal mines, all of which are subject to profit and cost sharing arrangement under the Investment Cooperation Agreement.

Neither the Company, Shanxi Coal or their affiliates nor any director, officer or any associate of any such director or officer thereof has any material relationship with Xuhutuo Coal, Daqi Coal, Donngou Coal or Renling Coal other than in respect of the Agreements.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

The exhibits listed in the following Exhibit Index is filed as part of this report.

Exhibit No.	Description

10.1
Mining Right and Mining Assets Transfer Agreement, date October 20, 2010, between Pinglu County Sanmenzhen Xuhutuo Coal Mine Ltd. and Shanxi Puda Coal Group Co., Ltd., incorporated by reference to Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed October 25, 2010

10.2
Mining Right and Mining Assets Transfer Agreement, dated October 20, 2010, between Pinglu County Daqi Coal Mind Ltd. And Shanxi Puda Coal Group Co., Ltd., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 25, 2010

10.3
Mining Right and Mining Assets Transfer Agreement, dated October 28, 2010, between Pinglu County Donggou Coal Mine and Shanxi Puda Coal Group Co., Ltd, incorporated by reference to Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed November 3, 2010

10.4
Mining Right and Mining Assets Transfer Agreement, dated October 28, 2010, between Shanxi Pinglu Renling Coal Industry Ltd. and Shanxi Puda Coal Group Co., Ltd, incorporated by reference to Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed November 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: December 29, 2010	By:	/s/ Qiong Wu
Qiong Wu
Chief Financial Officer